Crested Corp.
877 N. 8th W.
Riverton, WY  82501
Ph: 307-856-9271
Fx: 307-857-3050

For Immediate Release

CRESTED CORP. ANNOUNCES MAILING OF PROXY STATEMENT/PROSPECTUS FOR SPECIAL MEETING TO VOTE ON PROPOSED MERGER INTO U.S. ENERGY CORP.

RIVERTON, Wyoming (October 30, 2007) — Crested Corp. (OTCBB:  “CBAG”),  announces that the registration statement on Form S-4 (filed by Crested’s parent U.S. Energy Corp.) has been declared effective by the Securities and Exchange Commission.  The proxy statement/prospectus has been mailed to all Crested shareholders of record as of October 10, 2007, and a special meeting of the Crested shareholders to vote on the proposed merger of Crested into U.S. Energy is set for November 26, 2007.  If the required shareholder vote is obtained at the meeting, and the other conditions to the merger are satisfied, the minority shareholders of Crested will receive 1 share of U.S. Energy common stock for every 2 shares of Crested’s common stock they own.

This news release is not a substitute for the detailed information contained in the proxy statement/prospectus.  Crested shareholders are urged to read carefully all of the proxy statement/prospectus, including the risk factors.  The proxy statement/prospectus is also available at the SEC’s website (without charge).

Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including (without limitation) litigation and tax risks, the risk of the merger not being approved and being consummated, risks related to the public market for the Company’s stock, as well as general business risks.  Please refer to Crested’s SEC filings for additional information.